                                                                   EXHIBIT 12.01


               SALOMON SMITH BARNEY HOLDINGS INC. AND SUBSIDIARIES
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)


                                                                         Nine
                                                                        Months
                                                                        Ended
                                                                     September 30,
Dollars in millions                                                      2001
                                                                   -----------------
Earnings from operations:
 Income before income taxes and cumulative effect of change
   in accounting principles                                        $           2,107
 Add fixed charges (see below)                                                10,049
                                                                   -----------------
Earnings as defined                                                $          12,156
                                                                   =================

Fixed charges from operations:
Interest expense                                                   $           9,941
Other adjustments                                                                108
                                                                   -----------------
Fixed charges from operations as defined                           $          10,049
                                                                   =================
Ratio of earnings to fixed charges                                              1.21
                                                                   =================


NOTE:

The ratio of earnings to fixed charges is calculated by dividing fixed charges into the sum of income before income taxes and cumulative effect of change in accounting principles and fixed charges. Fixed charges consist of interest expense, including capitalized interest and a portion of rental expense representative of the interest factor.